NEWS RELEASE
Cory T. Walker
April 23, 2007	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 19.4% INCREASE IN FIRST QUARTER NET INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income and net income per share for the first quarter of 2007, which are at the highest levels ever attained by the Company in a first quarter.

Net income per share for the quarter ended March 31, 2007 was $0.42, an increase of 16.7% over the $0.36 in net income per share reported for the quarter ended March 31, 2006.  Net income rose to $59,727,000 for the first quarter of 2007, versus net income of $50,026,000 for the quarter ended March 31, 2006, an increase of 19.4%.

Total revenues for the quarter ended March 31, 2007 were up 12.1%, to $258,513,000, compared with $230,582,000 recorded in the corresponding quarter in 2006.

J. Hyatt Brown, Chairman and Chief Executive Officer, noted, "We are pleased with our results even though the quarter was impacted by the most difficult insurance market environment in recent memory, particularly in Florida.  Our net income still grew by 19.4%.  Nearly half of this increase was the result of selling approximately 50% of our long-term investment in Rock-Tenn Company at a pre-tax gain of $8.8 million."

Jim W. Henderson, Vice Chairman and Chief Operating Officer, added, "Since the beginning of the year, we have completed ten acquisitions with total annualized revenues of approximately $46.1 million.  Our operating model continues to attract the best-in-class of acquisition candidates, including small and mid-size agencies with above-average operating profit margins. Our track record of success in joining with agencies of this size continues to provide Brown & Brown with a good pipeline of attractive opportunities."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, as well as identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of recent legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Georgia, Michigan, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2007 and 2006
(in thousands, except per share data)
(unaudited)

	2007	2006
REVENUES
Commissions and fees	$245,559	$227,915
Investment income	11,579	2,209
Other income, net	1,375	458
Total revenues	258,513	230,582

EXPENSES
Employee compensation and benefits	110,810	100,730
Non-cash stock-based compensation	1,502	2,330
Other operating expenses	31,923	30,969
Amortization	9,502	9,000
Depreciation	3,040	2,595
Interest	3,634	3,522
Total expenses	160,411	149,146

Income before income taxes	98,102	81,436

Income taxes	38,375	31,410

Net income	$ 59,727	$ 50,026
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Net income per share:
Basic	$0.43	$0.36
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Diluted	$0.42	$0.36
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Weighted average number of shares outstanding:
Basic	140,221	139,383
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Diluted	141,194	140,823
	=====	=====

Dividends declared per share	$0.06	$0.05
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended March 31, 2007
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	3/31/07	3/31/06	Change	Growth %	Revenues	Growth %

Florida Retail	$ 43,918	$ 39,175	$ 4,743	12.1%	$ 567	10.7%
National Retail	53,134	50,527	2,607	5.2%	2,962	(0.7)%
Western Retail	23,307	25,028	(1,721)	(6.9)%	159	(7.5)%
Total Retail	120,359	114,730	5,629	4.9%	3,688	1.7%

Professional Programs	10,438	10,157	281	2.8%	126	1.5%
Special Programs	24,484	26,959	(2,475)	(9.2)%	1,864	(16.1)%
Total Programs	34,922	37,116	(2,194)	(5.9)%	1,990	(11.3)%

Wholesale Brokerage	37,267	35,143	2,124	6.0%	3,977	(5.3)%

TPA Services	8,954	6,644	2,310	34.8%	1,674	9.6%

Total Core Commissions
and Fees(1)	$201,502	$193,633	$ 7,869	4.1%	$11,329	(1.8)%
	======	======	=====		======

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended March 31, 2007 and 2006
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	3/31/07	3/31/06

Total core commissions and fees(1)	$201,502	$193,633
Contingent commissions	44,057	33,467
Divested business	-	815

Total commission & fees	$245,559	$227,915
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 101,333	$ 88,490
Restricted cash and investments	240,785	242,187
Short-term investments	12,345	2,909
Premiums, commissions and fees receivable	244,131	282,440
Other current assets	25,259	32,180
Total current assets	623,853	648,206

Fixed assets, net	58,059	44,170
Goodwill	725,952	684,521
Amortizable intangible assets, net	398,809	396,069
Investments	644	15,826
Other assets	20,090	19,160
Total assets	$1,827,407	$1,807,952
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 400,296	$ 435,449
Premium deposits and credits due customers	32,574	33,273
Accounts payable	49,172	17,854
Accrued expenses	47,143	86,009
Current portion of long-term debt	20,594	18,082
Total current liabilities	549,779	590,667

Long-term debt	226,216	226,252

Deferred income taxes, net	53,638	49,721

Other liabilities	13,936	11,967

Shareholders' equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 140,403 at 2007 and 140,016 at 2006	14,040	14,002
Additional paid-in capital	216,889	210,543
Retained earnings	746,980	695,656
Accumulated other comprehensive income	5,929	9,144

Total shareholders' equity	983,838	929,345

Total liabilities and shareholders' equity	$1,827,407	$1,807,952
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